FINDER'S FEE AGREEMENT FOR THE MARGARITA GOLD PROPERTY

THIS AGREEMENT is made this 14th day of July, 2006 by and between Fred B. Brost (`Consultant') and American Goldrush Corp. (`Client').

The following represents our agreement, in consideration of each other's promises or acts with respect to this Finder's Fee Agreement. Consultant has introduced Client to Mr. James Sorrell (`Owner'), owner of the Margarita (or
Oro) Property near Ruby in Santa Cruz County, Arizona (the `Property') in return for Client's agreement to pay Consultant compensation for these introductory services if the Client and the Owner execute a Property Option Agreement. Therefore, the parties herein agree as follows:

1. INITIAL PAYMENT.

Should Client purchase, lease, option or otherwise acquire an interest in the Property through payment of money, shares, options or anything of value, then Client agrees to pay Consultant ten percent (10%) of the property option payment (or value). Compensation to Consultant shall be based upon the gross amount of the property option payment paid, prior to any deductions, expenses or offsets of any kind in relation to property option payments payable to the Owner. Payment to the Consultant will be made by check or money order payable to the order of Consultant upon Client's payment to Owner or his designated recipient (collectively called Owner herein). No amounts shall be payable to the Consultant under this agreement in relation to property exploration expenditures incurred by the Client on the Margarita Property.

2. OTHER PAYMENTS.

Should Client make subsequent property option payments, Client will pay Consultant a fee of ten percent (10%) of any such additional funds (or value) later paid to Owner pursuant to property option payments. This fee will be paid to Consultant upon payment to Owner. These provisions for compensation shall last for a period of three (3) years from the date of the initial payment to Owner and shall terminate upon the third anniversary of the date of the initial payment to the Owner.

3. LIMITATION OF SERVICE.

This  Agreement  relates  solely  to  Consultant's   services  as  a  finder  in
introducing Client to Owner. There are no additional services that Consultant is required to perform to be entitled to the above compensation.

CONSULTANT REPRESENTS THAT IT IS NOT A LICENSED SECURITIES DEALER, AND THAT THIS AGREEMENT IS NOT INTENDED FOR T14E PURPOSE OF BUYING, SELLING OR TRADING SECURITIES.

4. MISCELLANEOUS.

This Agreement shall be binding upon all parties and their respective estates, heirs, successors and permitted assigns. This Agreement may be changed only by the written consent of all parties. This Agreement may not be assigned by either party without the written consent of the other. This Agreement is the entire agreement between us. Should any legal proceeding be necessary to construe or enforce the provisions or this Agreement, then the prevailing party in such legal action shall be entitled to recover all court costs, reasonable attorney fees and costs of enforcing or collecting any judgment awarded. The judgment by any court of law that a particular section of this Agreement is illegal shall not affect the validity of the remaining provisions.

It is our intention that the laws of the State of Arizona shall govern the validity of this Agreement. Your signature below shall bind you to the terms and conditions of this Agreement.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the 14th day of July, 2006

Fred Brost


Per:_____/s/______________________
         Fred Brost

American Goldrush Corp.


Per:_____/s/______________________
         Andrew Gourlay, President